UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K /A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2013

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

2811 Cahuenga Blvd West Los Angeles, CA	90068
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (323) 472-5461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 26, 2013, Mandalay Digital Group, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Form 8-K”). The purpose of this Amendment No. 1 on Form 8-K/A is to correct a clerical error with regard to the parties that comprise the Noteholders of the Senior Secured Notes in the Original Form 8-K. Except for  these corrections, this Form 8-K/A does not update, modify or amend any disclosure set forth in the Original Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2010, Mandalay Digital Group, Inc. (the “Company”) sold and issued US$2.5 million of Senior Secured Convertible Notes due June 21, 2013 of the Company (the “Senior Secured Notes”) to Trinad Capital Master Fund, Ltd. (“Trinad”) and the Guber Family Trust (the “Guber Trust” and, together with Trinad, the “Noteholders”).  On June 20, 2013, the Noteholders agreed to amend the Senior Secured Notes to extend the June 21, 2013 Maturity Date of the notes. The Maturity Date was extended on an interim basis and then to July 9, 2013, the current Maturity Date, and the parties are discussing an additional extension or other satisfactory arrangement for the Senior Secured Notes.

Trinad is one of our principal stockholders and Robert Ellin, one of our directors, is Managing Director of Trinad. The Guber Trust is one of our principal stockholders, and Peter Guber, the Company’s Chairman, serves as Trustee of the Guber Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: July 12, 2013	By:	/s/ Peter Adderton
Peter Adderton
Chief Executive Officer